Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of June 18, 2021, by and among Crescent Acquisition Corp, a Delaware corporation, (“Crescent”), GGC Services Holdco, Inc., a Delaware corporation, (“GGC” and, together with Crescent, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Citibank, N.A., as escrow agent (the “Escrow Agent”).

RECITALS

WHEREAS, Crescent, Function Acquisition Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent, LiveVox Holdings, Inc., a Delaware corporation and GGC, are parties to that certain Agreement and Plan of Merger, dated as of January 13, 2021 (as amended, restated, modified, supplemented and/or waived, from time to time, the “Merger Agreement”);

WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement and the deposit by Crescent with the Escrow Agent of $2,000,000 (the “Escrow Amount”) in order to secure the Parties’ purchase price adjustment obligations described in Section 2.11 of the Merger Agreement. The Parties wish such deposit to be subject to the terms and conditions set forth herein and in the Merger Agreement; and

WHEREAS, Crescent agrees to place the Escrow Amount in escrow and the Escrow Agent agrees to hold and distribute the Escrow Amount in accordance with the terms of this Escrow Agreement and the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2. Escrow Funds.

(a) On the Closing Date, Crescent shall deposit (or cause to be deposited) with the Escrow Agent the Escrow Amount in immediately available funds, following which the Escrow Agent shall, as soon as reasonably practicable, acknowledge receipt of the Escrow Amount, together with all products and proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Funds”) in separate and distinct account (the “Escrow Account”), subject to the terms and conditions of this Agreement.

(b) For greater certainty, all escrow earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds; and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement.

3. Investment of Escrow Funds.

(a) Unless otherwise instructed in writing by the Parties, the Escrow Agent shall hold the Escrow Funds in a non-interest-bearing deposit account insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below.

(b) The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.

(c) The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Agreement. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

4. Disposition and Termination of the Escrow Funds.

(a) Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 4(a) as follows:

(i) Upon receipt of a Joint Release Instruction with respect to the Escrow Funds, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Joint Release Instruction, disburse all or part of the Escrow Funds in accordance with such Joint Release Instruction.

(ii) Upon receipt by the Escrow Agent of a copy of Final Determination from any Party, the Escrow Agent shall on the fifth (5th) Business Day following receipt of such determination, disburse as directed, part or all, as the case may be, of the Escrow Funds (but only to the extent funds are available in the Escrow Funds) in accordance with such Final Determination. The Escrow Agent will act on such Final Determination without further inquiry.

(iii) All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds or check as set forth in the Joint Release Instruction or Final Determination, as applicable.

(iv) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in any Escrow Account under the terms of this Agreement must be in writing, executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons set forth on Exhibit A-1 and Exhibit A-2 and delivered to the Escrow Agent attached to an e-mail received on a Business Day from an e-mail address set forth in Section 11 below. In the event a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, whether in writing, by e-mail or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and/or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs, to the extent permitted by and in accordance with all applicable laws. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by an authorized signer of applicable Party set forth on Exhibit A-1 or Exhibit A-2, actually received and acknowledged by the Escrow Agent.

(b) Certain Definitions.

(i) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in San Francisco, California or New York, New York.

(ii) “Closing Date” has the meaning set forth in the Merger Agreement.

(iii) “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing Party to the effect that such order is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order.

(iv) “Joint Release Instruction” means the joint written instruction executed by an authorized signer of each of Crescent and GGC directing the Escrow Agent to disburse all or a portion of the Escrow Funds, as applicable.

(v) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties, including but not limited to any fiduciary duties, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction or Final Determination furnished to it hereunder and believed by it to be genuine and to have been signed and presented by an authorized signer of the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 attached hereto. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due to it or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction or Final Determination. The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

6. Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Crescent and GGC acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

7. Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid by Crescent. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.

8. Indemnity. Each of the Parties shall jointly and severally indemnify, defend, and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or other directions from Crescent or GGC. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Funds for the payment of any reasonable claim for indemnification, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, upon prior written notice to the Parties, to charge against and withdraw from the Escrow Funds for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 8. Notwithstanding anything to the contrary herein, Crescent and GGC agree, solely as between themselves, that any obligation for indemnification under this Section 8 (or for reasonable fees and expenses of the Escrow Agent described in Section 7) shall be borne by the Party or Parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Crescent and one-half by GGC; provided, for the avoidance of doubt, that to the extent any Escrow Agent Losses result from or are attributable to a Party’s failure to provide a fully executed IRS Form W-8, W-9 and/or other required documentation pursuant to Section 9(a), then, as between Crescent and GGC, such Party shall be solely responsible for indemnifying the Indemnitees for such Escrow Agent Losses and shall indemnify and reimburse the other Party for any amounts paid by such other Party to the Escrow Agent that are attributable thereto. The Parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9. Tax Matters.

(a) Crescent shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on all or any portion of the Escrow Funds for the calendar year in which such interest or income is earned. The Escrow Agent shall report any interest or income earned on the Escrow Funds to the IRS or other taxing authority on IRS Form 1099. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may request.

(b) The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Escrow Funds. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(c) The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments hereto are not intended or written to be used, and may not be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

10. Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with Crescent and GGC that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

11. Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) on the day of transmission if sent by electronic mail (“e-mail”) with a PDF attachment executed by an authorized signer of the Party/ Parties to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited with the United States Postal Service. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.

if to Crescent, then to:

Crescent Acquisition Corp

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention: George Hawley

E-mail: george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite #1400

Palo Alto, CA 94301

Attention: Michael J. Mies

E-mail: michael.mies@skadden.com

or, if to GGC, then to:

GGC Services Holdco, Inc.

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention: Stephen D. Oetgen; Rishi Chandna

E-mail: rchandna@goldengatecap.com; soetgen@goldengatecap.com;

legal@goldengatecap.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention: Jeremy M. Veit, P.C.; James W. Beach

E-mail: jeremy.veit@kirkland.com; james.beach@kirkland.com

or, if to the Escrow Agent, then to:

Citibank, N.A.

Citi Private Bank

One Sansome Street, 24th Floor

San Francisco, CA 94104

Attn: Hamyd Mazrae

E-mail: hamyd.mazrae@citi.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) through (iii) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

12. Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Funds in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by Crescent and GGC after which this Agreement shall be of no further force and effect except that the provisions of Section 8 hereof shall survive termination.

13. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of Delaware. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising from or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by electronic transmission in portable document format (.pdf), and such.pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 7 and 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

14. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

15. Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

16. Assignment. No assignment of the interest of any of the Parties shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

17. Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

18. Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at Citibank pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, an identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

19. Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CRESCENT ACQUISITION CORP:

By:	/s/ George P. Hawley
Name:	George Hawley
Its:	General Counsel and Secretary

GGC SERVICES HOLDCO, INC.:

By:	/s/ Stephen D. Oetgen
Name:	Stephen D. Oetgen
Its:	President and Secretary

ESCROW AGENT:

CITIBANK, N.A.

By:	/s/ Claude Acoba
Name:	Claude Acoba
Its:	Senior Vice President

Signature Page to Escrow Agreement

Schedule 1

ESCROW AGENT FEE SCHEDULE

Project Catalina

Citibank, N.A., Escrow Agent

Acceptance Fee

To cover the acceptance of the Escrow Agency appointment, the study of the Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: WAIVED

Administration Fee

The one time administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Agreement. Fee is based on Escrow Amount being deposited in a non-interest bearing deposit account, FDIC insured to the applicable limits.

Fee: WAIVED

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year:

Fee: WAIVED

Transaction Fees

To oversee all required disbursements or release of property from the escrow account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Agreement:

Fee: WAIVED

Other Fees

Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment.

TERMS AND CONDITIONS: The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that Citibank or its legal counsel may be called upon from time to time to perform. Fees are also subject to satisfactory review of the documentation, and Citibank reserves the right to modify them should the characteristics of the transaction change. Citibank’s participation in this program is subject to internal approval of the third party depositing monies into the escrow account to be established hereunder. The Acceptance Fee, if any, is payable upon execution of the Agreement. Should this schedule of fees be accepted and agreed upon and work commenced on this program but subsequently halted and the program is not brought to market, the Acceptance Fee and legal fees incurred, if any, will still be payable in full.

EXHIBIT A-1

Certificate as to Crescent’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Crescent Acquisition Corp (“Crescent”) and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of Crescent. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s).

Name / Title / Telephone	Specimen Signature

George P. Hawley	/s/ George P. Hawley
Name	Signature

General Counsel and Secretary
Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

NOTE: Actual signatures are required above. Electronic signatures, “Docusigned” signatures and/or signature fonts are not acceptable.

Exhibit to Escrow Agreement

EXHIBIT A-2

Certificate as to GGC’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of GGC Services Holdco, Inc. (“GGC”) and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of GGC. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s).

Name / Title / Telephone	Specimen Signature

Stephen D. Oetgen	/s/ Stephen D. Oetgen
Name	Signature

President and Secretary
Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

NOTE: Actual signatures are required above. Electronic signatures, “Docusigned” signatures and/or signature fonts are not acceptable.

.

Exhibit to Escrow Agreement